EXHIBIT 4.1
                               WARRANT AGREEMENT

                             METEOR INDUSTRIES, INC.

                                     AND

                   AMERICAN SECURITIES TRANSFER & TRUST, INC.
                                WARRANT AGENT

                              ------------, 1996

     THIS AGREEMENT (the "Agreement") is dated as of ------------, 1996, between Meteor Industries, Inc., a Colorado corporation (the "Company"), and American Securities Transfer & Trust, Inc., Lakewood, Colorado (the "Warrant Agent").

     WHEREAS, the Company proposes to offer to the public up to 690,000 shares of common stock, $.001 par value (the "Common Stock") of the Company and 690,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), with each such Warrant entitling the holder to purchase one share of Common Stock;

     WHEREAS, the Company desires to provide for issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants,

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, it is agreed that:

     1. WARRANTS/WARRANT CERTIFICATES. Each Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate, the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent to purchase one share of Common Stock of the Company on exercise thereof, subject to modification and adjustment as provided in Section 8.
A copy
of the form of Warrant Certificate is attached hereto as Exhibit A.

          Warrant Certificates representing the right to purchase Warrant Shares shall be executed by the Company's President and attested to by the Company's Secretary or Assistant Secretary and delivered to the Warrant Agent upon execution of this Agreement.

          Subject to the provisions of Sections 3, 5, 6 and 7, the Warrant Agent shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 6 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant Certificates.

     2. FORM AND EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form attached as Exhibit A. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed
Warrant Certificates.

          Each such Warrant Certificate shall be numbered serially in accordance with the Common Stock initially attached thereto with the letter "W" appearing on each Warrant Certificate. The Warrant Certificates may be detached immediately, and, in such event, the Warrant Certificates may be issued by number preceded by the letter "W" without regard to the number of the certificate representing the Common Stock initially attached thereto.

          The Warrant Certificates shall be manually countersigned by the Warrant
Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant
Certificates had not ceased to be an officer of the Company.

     3. EXERCISE. Subject to the provisions of Sections 4, 7 and 8, each Warrant may be exercised to purchase one share of Common Stock at a price (the "Exercise Price") of $---- at any time during the period (the "Exercise Period") commencing on the date (the "Initial Exercise Date") of the Company's Prospectus (therefore, commencing on ----------, 1996) and terminating on a date (the "Expiration Date") two (2) years after the date of the Company's Prospectus (therefore, terminating on ------------, 1998), unless extended by a majority vote of the Company's Board of Directors at its discretion. The Company shall promptly notify the Warrant Agent of any extension of the Exercise Period of the Warrants. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Warrant Certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and will be delivered together with payment to the Warrant Agent at American Securities Transfer & Trust, Inc., 938 Quail Street, No. 101, Lakewood, Colorado 80216 (the "Corporate Office"), in cash or by official bank or certified check, of an amount
equal to the aggregate applicable Exercise Price, in lawful money of the United States of America.

          Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. In addition, the Warrant Agent shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth in Section 4 have been satisfied as of the Exercise Date. If any one of the conditions precedent set forth in Section 4 are not satisfied as of the Exercise Date, the Warrant Agent shall request written instructions from the Company as to whether to return the Warrant and Exercise Price to the exercising Registered Holder or to hold the same until all such conditions have been satisfied. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash therefore and such fractional shares shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

          Within thirty days after the Exercise Date, and in any event prior to the applicable Expiration Date, pursuant to a Stock Transfer Agreement between the Company and Warrant Agent, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate
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or certificates for the number of Warrant Shares deliverable on such exercise.
No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be promptly made to the order of the Company.

          Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the
Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

          Expenses incurred by American Securities Transfer & Trust, Inc. while acting in the capacity as Warrant Agent will be paid by the Company. These expenses, including delivery of exercised share certificates to the shareholder, will be deducted from the exercise fee submitted prior to distribution of funds to the Company.

          A detailed accounting statement relating to the number of shares exercised and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount. This will serve as an interim accounting for the Company's use during the Exercise Period. A complete accounting will be made by the Warrant Agent to the Company concerning all persons exercising Warrants, the number of shares issued and the amounts paid at the completion of the Exercise Period.

          The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless the holder shall have exercised the Warrants and purchased the shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

     4. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

          The Company and the Warrant Agent acknowledge that the Company will be required, pursuant to the Securities Act of 1933, as amended (the "Act"), to deliver to each Registered Holder, upon the exercise of Warrants and delivery of Warrant Shares, a prospectus covering the issuance of the Warrant Shares which meets the requirements of the Act, which prospectus must be a part of an effective registration statement under the Act at the time that the Warrant is exercised. No Warrants may be exercised nor may Warrant shares be issued by the Company's transfer agent or delivered by the Warrant Agent unless, on the pertinent Exercise Date: (i) the Company has an effective registration statement covering the issuance of the Warrant Shares under the Act; (ii) the Warrant Agent has copies of the prospectus which is a part of such effective registration statement and which the Warrant Agent

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hereby agrees to deliver with the Warrant Shares; and (iii) the Warrant Shares may legally be issued and delivered to the exercising Registered Holder under the securities laws of the state in which such Registered Holder resides.

          The Company agrees to use its best efforts to maintain, to the extent required by the Act, an effective registration statement under the Act covering the issuance of the Warrant Shares during the period the Warrants are exercisable. The Company further agrees, from time to time, to furnish the Warrant Agent with copies of the Company's prospectus to be delivered to exercising Registered Holders, as set forth above.

          If any shares of Common Stock to be reserved for the purpose of exercise of Warrants hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registra-tion or approval, as the case may be. No Warrant Shares shall be issued unless and until any such registration requirements have been satisfied.

          The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

          In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize such transfer agent to comply with all such requisi-tions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent, for shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent.

     5. REGISTRATION OF TRANSFER. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

          The Warrant Agent shall keep transfer books at its Corporate
Office which shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transfer in form satisfactory to the Company and the Warrant Agent. At the time of exercise, the transfer fee shall be paid by the Holder. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

          All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

     6.   LOSS OR MUTILATION.  On receipt by the Company and the Warrant
Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     7. CALL OPTION. Following issuance of the Warrants, in the event that the trading price of the Company's Common Stock exceeds $--- for 10 consecutive trading days ending not more than ten days prior to the mailing of the notice of redemption, the Company shall have the right and option, upon 30 days' written notice to each Registered Holder, to call, redeem and acquire all of the Warrants remaining outstanding and unexercised at the date fixed for such redemption in such notice (the "Redemption Date"), which Redemption Date shall be 30 days after the date of such notice, for an amount equal to $.10 per Warrant; provided, however, that the Registered Holders shall in any event have the right during the 30-day period immediately following the date of such notice to exercise the Warrants being called for redemption in accordance with the provisions of Section 3 hereof. For the purposes of determining the daily trading price of the Company's Common Stock, if the Common Stock is listed on a national securities exchange, is admitted to unlisted trading privileges on a national securities exchange, or is on NASDAQ, then the last reported sale price of the Common Stock on such exchange or NASDAQ each day shall be used. If the Common Stock is not so listed on such exchange or system or admitted to unlisted trading privileges then the average of the last reported bid prices reported by the OTC Bulletin Board each day shall be used to determine such daily trading price. In the event that any Warrants called for redemption are exercised during the 30-day period following the notice of redemption, this call option shall be deemed not to have been exercised by the Company as to the Warrants so exercised by the holders thereof. Said notice of redemption shall require each Registered Holder to surrender to the Company, on the Redemption Date, at the Corporate Office of the Warrant Agent (or its successor), his certificate or certifi-cates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the Redemption Date, after the Redemption Date, such Warrants shall be deemed to be expired and all rights of the holders of such unsurrendered Warrants shall cease and terminate, other than the right to receive the redemption price of $.10 per Warrant for such Warrants, without interest, provided, however, that such right to receive the redemption price of $.10 per Warrant for such Warrants shall itself expire two years from the

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Redemption Date.  The Company shall notify the Warrant Agent verbally, with confirmation in writing, of the call of the Warrants and of the Redemption Date and the Company shall instruct the Warrant Agent accordingly as to the procedures to be followed by the Warrant Agent in connection with the redemption of such Warrants.

     8. ADJUSTMENT OF EXERCISE PRICE AND SHARES. After each adjustment of the Exercise Price(s) pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be the number receivable upon exercise thereof prior to such adjustment multiplied by a fraction, the numerator of which shall be the original Exercise Price as defined in Section 3 above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price of the Warrants shall be subject to adjustment as set forth below:

          (a)(i) If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced. Conversely, if the Company combines its outstanding shares of Common Stock into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. In case of a subdivision or combination, the adjustment of the Exercise Price shall be made as of the effective date of the applicable event. A distribution on shares of Common Stock, including a distribution of Convertible Securities, to shareholders of the Company on a pro rata basis shall be considered a subdivision of shares of Common Stock for the purposes of this subsection (a)(i) of this Section 8, except that the adjustment will be made as of the record date for such distribution and any such distribution of Convertible Securities shall be deemed to be a distribution of the shares of Common Stock underlying such Convertible Securities.

               (ii) If the Company shall at any time distribute or cause to be distributed to its shareholders, on a pro rata basis, cash or assets of the Company, or cash, assets, or securities of any entity other than the Company including a subsidiary of the Company, then the Exercise Price in effect immediately prior to such distribution shall automatically be reduced by an amount determined by dividing (x) the amount (if cash) or the value (if assets or securities) of the holders' of Warrants pro rata share of such distribution determined assuming that all holders of Warrants had exercised their Warrants on the day prior to such distribution, by (y) the number of shares of Common Stock issuable upon the exercise of this Warrant by the Holder on the day prior to such distribution.

          (b) Anything in this Section 8 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

          (c) Upon any adjustment of the Exercise Price, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price specified in the first paragraph hereof and dividing the product so obtained by the new Exercise Price.

          (d)(i) Whenever reference is made in this Section 8 to the distribution of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock. However, subject to the provisions of subsection (e) of this Section 8, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

               (ii) Whenever reference is made in this Section 8 to the distribution of Convertible Securities, the term "Convertible Securities" shall mean options or warrants or rights for the purchase of Common Stock of the Company or for the purchase of any stock or other securities convertible into or exchangeable for Common Stock of the Company.

          (e) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this subsection (e) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event the Company spins off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of this Warrant, shares of the subsidiary to be delivered to the Holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Stock on the record date for payment of the shares of the subsidiary.

          (f) Before taking any action which could cause an adjustment reducing the Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of any Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassess-able shares of such Common Stock at such adjusted Exercise Price.

          (g)(i) Upon any adjustment of the Exercise Price required to be made pursuant to this Section 8, the Company within 30 days thereafter shall
(A) cause to be filed with the Warrant Agent a certificate of a firm of independent accountants setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) cause to be mailed to

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each of the Registered Holders of the Warrants written notice of such adjustment. Where appropriate, such notice may not be given in advance and included as a part of the notice required to be mailed under the provisions of subsection 8(d)(ii).

               (ii)  In case at any time:

                    (A) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company; or

                    (B) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                    (C) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the shares of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value); or

                    (D) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to each of the Registered Holders of the Warrants, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

               (iii) Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrants of corporate actions hereunder, is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

     9. REDUCTION IN EXERCISE PRICE AT COMPANY'S OPTION. Except for any adjustments made to the Exercise Price pursuant to Section 8, the Company shall not reduce the Exercise Price of the Warrants.

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     10.  DUTIES, COMPENSATION AND TERMINATION OF WARRANT AGENT.  The
Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

          The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

          The Company agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the delivery of copies of the Company's prospectus to exercising Registered Holders upon the exercise of any Warrants as set forth in Section 4.

          The Warrant Agent may at any time consult with counsel satisfactory to it (which may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, order or demand.

          The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses as per the fee schedule attached hereto as Exhibit B. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

          The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on 30 days' prior written notice to the other party. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination the Company shall appoint a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing

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of the resignation by the Warrant Agent, then the registered holder of any
Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.

          After acceptance in writing of an appointment of a new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new warrant agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

          Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for establishment and authorization of such successor warrant agent.

          The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     11. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement
(i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained; or
(ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 51% of the Warrants outstanding. Additionally, except as provided in Section 8, no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, increase the purchase price therefor, or the acceleration of the Expiration Date of a Warrant shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed or allowed by this Agreement.

     12. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:

          Meteor Industries, Inc.
          216 Sixteenth Street, Suite 730
          Denver, Colorado  80202

with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman Scott & Sawyer, P.C.
          600 Seventeenth Street, Suite 2700, South Tower
          Denver, Colorado  80202

and in the case of the Warrant Agent:

          American Securities Transfer & Trust, Inc.
          938 Quail Street, No. 101
          Lakewood, Colorado  80215

and if to the Registered Holder of a Purchase Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

     13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Purchase Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     14. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     15. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     16. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

     17. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or dis-charged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  METEOR INDUSTRIES, INC.
ATTEST:


                                  By
----------------------------        ------------------------------------------
Dennis R. Staal, Secretary          Edward J. Names, President

                                  THE WARRANT AGENT:

                                  AMERICAN SECURITIES TRANSFER & TRUST, INC.


                                  By
                                    ------------------------------------------
                                    Authorized Officer

                                  Title:
                                        --------------------------------------

                                 EXHIBIT A

                           METEOR INDUSTRIES, INC.

             Incorporated Under the Laws of the State of Colorado

No. W-                                              ----- Common Stock
                                                    Purchase Warrants

                                                    CUSIP -----------

                        CERTIFICATE FOR REDEEMABLE       (See Reverse
                      COMMON STOCK PURCHASE WARRANTS      For Certain
                                                          Definitions)

     This Warrant Certificate certifies that -------------------, or regis-tered assigns ("the Warrant Holder"), is the registered owner of the above indicated number of Redeemable Common Stock Purchase Warrants (the "Warrants") expiring on -------------, 1998 (the "Expiration Date"). Each Warrant entitles the Warrant Holder to purchase one (1) share of common stock, $.001 par value ("Share") from Meteor Industries, Inc., a Colorado corporation (the "Company"), at a purchase price of $---- (the "Exercise Price"), commencing on ----------, 1996, and terminating on the Expiration Date ("Exercise Period"), upon surrender of this Warrant Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the office of American Securities Transfer & Trust, Inc. (the "Warrant Agent"), but only subject to the conditions set forth herein and in a Warrant Agreement dated as of -----------, 1996 (the "Warrant Agreement"), between the Company and the Warrant Agent. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, the number of Warrants outstanding and the Expiration Date are subject to adjustments upon the occurrence of certain events. The Warrantholder may exercise all or any number of Warrants. Reference hereby is made to the provisions on the reverse side of this Warrant Certificate and to the provisions of the Warrant Agreement, all of which are incorporated by reference in and made a part of this Warrant Certificate and shall for all purposes have the same effect as though fully set forth at this place.

     Upon due presentment for transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, sub-ject to any adjustments made in accordance with the provisions of the Warrant Agreement, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, upon payment of $------ per Warrant Certificate and any tax or governmental charge imposed in connection with such transfer.

     The Warrantholder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the period and in the manner stated hereon. The Exercise Price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     Subject to the following paragraph, no Warrant may be exercised after 5:00 p.m. Mountain Time on the Expiration Date and any Warrant not exercised by such time shall become void, unless extended by the Company.

     In the event that the trading price of the Company's Common Stock exceeds $---- for 10 consecutive trading days ending not more than ten days prior to the mailing of the notice of redemption, the Company shall have the right to call all or a portion of the Warrants for redemption upon 30 days' written notice, at a price of $.10 per Warrant. During the 30-day period immediately following the giving of such notice, the Warrantholders shall have the right to exercise the Warrants so held by them. Upon expiration of such 30-day period, all rights of the Warrantholders shall terminate, other than the rights to receive the redemption price of $.10 per Warrant therefor, without interest, and the right to receive the redemption price of $.10 per Warrant shall itself expire on the Warrant Expiration Date.

     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its President and by its Secretary, each by a facsimile of his/her signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

     Dated:--------------

                                  METEOR INDUSTRIES, INC.


                                  By
----------------------------        ------------------------------------------


                                  AMERICAN SECURITIES TRANSFER & TRUST, INC.,
                                    Warrant Agent


                                  By
                                    ------------------------------------------
                                    Authorized Officer

                      TRANSFER FEE $---- PER CERTIFICATE

                           METEOR INDUSTRIES, INC.

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                    UNIF GIFT MIN ACT -
TEN ENT - as tenants by the entireties                Custodian
JT TEN  - as joint tenants with right            (Cust)      (Minor)
          of survivorship and not as              Under Uniform Gifts
          tenants in common                       to Minors Act -------
                                                                (State)

Additional abbreviations may also be used though not in the above list.


                              FORM OF ASSIGNMENT

                (To Be Executed by the Registered Holder if He
                  Desires to Assign Warrants Evidenced by the
                          Within Warrant Certificate)

     FOR VALUE RECEIVED ----------------------- hereby sells, assigns and transfers unto -------------------------- Redeemable Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint ---------------------- Attorney to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated: -----------------               --------------------------------------
                                       Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:


-----------------------------

                          FORM OF ELECTION TO PURCHASE

            (To be Executed by the Holder if he Desires to Exercise
             Warrants Evidenced by the Within Warrant Certificate)

To Meteor Industries, Inc.:

    The undersigned hereby irrevocably elects to exercise ---------- Redeemable Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ---------- full shares of Common Stock issuable upon exercise of said Warrants and delivery of $-------- and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:

                                        PLEASE INSERT SOCIAL SECURITY OR
                                        TAX IDENTIFICATION NUMBER

------------------------------------    ------------------------------------
(Please print name and address)

------------------------------------

------------------------------------

     If said number of Redeemable Warrants shall not be all the Redeemable Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Redeemable Warrants not so exercised be issued in the name of and delivered to:

                     ------------------------------------
                        (Please print name and address)

                     ------------------------------------
                     ------------------------------------



Dated:-------------------            Signature:------------------------------


NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

-------------------------------

SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNITS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.